Exhibit 1.1
BOTTLING GROUP, LLC
(the “Company”)
Debt Securities
TERMS AGREEMENT
            January 14, 2009
To: The Representatives of the Underwriters identified herein
Dear Sirs:
     The Company agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated January 14, 2009 (“Underwriting Agreement”), attached hereto as Exhibit A, and the several Underwriters agree to purchase the following securities (“Offered Securities”) on the following terms:
               Title: 5.125% Senior Notes Due 2019 (the “Notes”).
               Principal Amount: $750,000,000.
               Interest: 5.125% per annum, from January 20, 2009, payable semi-annually on January 15 and July 15, commencing July 15, 2009, to holders of record on the preceding January 1 or July 1, as the case may be.
               Maturity: January 15, 2019.
               Optional Redemption: Make-whole at any time at the greater of (i) 100% of the principal amount of the Offered Securities being redeemed or (ii) discounted present value at Treasury rate plus 45 basis points, as more fully described in the prospectus supplement.
               Sinking Fund: None.
               Listing: None.
               Purchase Price: 99.399% of principal amount, plus accrued interest, if any, from January 20, 2009.
               Gross Spread: 0.65% of principal amount.
               Applicable Time: 3:00 p.m. (Eastern Time) on the date of this Terms Agreement.
               Final Term Sheet: The Company will prepare and file a final term sheet relating to the Offered Securities as contemplated in Section 4(b) of the Underwriting Agreement. The final term sheet for the Notes is set forth in Exhibit B hereto.

               Closing: 9:30 a.m. on January 20, 2009, or such other time as may be agreed by the parties hereto, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, in Federal (same day) funds.
               Settlement and Trading: Book-Entry Only via DTC.
               Names and Addresses of the Representatives for purposes of Section 10 of the Underwriting Agreement:

Name	Address
Credit Suisse Securities (USA) LLC	11 Madison Avenue New York, NY 10010

Morgan Stanley & Co. Incorporated	1585 Broadway, 4th Floor New York, NY 10036

Banc of America Securities LLC	One Bryant Park NY1-100-18-03 New York, NY 10036 Attention: High Grade Transaction Management/Legal

Citigroup Global Markets Inc.	388 Greenwich Street New York, NY 10013 Attention: General Counsel
          The principal amount of the Offered Securities to be purchased by each of the Underwriters is set forth opposite their names in Schedule A hereto.
          The provisions of the Underwriting Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.
          The Offered Securities will be made available for checking and packaging at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 at least 24 hours prior to the Closing.
          For purposes of Sections 1 and 7 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Registration Statement, any Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus consists of the following information in each of the Statutory Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the names of the Underwriters contained on the front and back covers of the prospectus supplement and in the table set out in the first paragraph under the caption “Underwriting” in the prospectus supplement, (ii) the sentence on the cover of the prospectus supplement beginning with the phrase “The underwriters expect to deliver the notes in book-entry form,” and (iii) the information contained in the third and seventh paragraphs under the caption “Underwriting” in the prospectus supplement.

2

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.
Very truly yours,

Bottling Group, LLC
By	/s/ Brian Newman
Name:	Brian Newman
Title:	Managing Director — Delegatee

The foregoing Terms Agreement is hereby confirmed
    and accepted as of the date first above written.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Citigroup Global Markets Inc.,
Acting on behalf of themselves and as the
     Representatives of the several
     Underwriters.
By Credit Suisse Securities (USA) LLC

By	/s/ Helena Willner
Name:	Helena Willner
Title:	Director

SCHEDULE A

Principal
Underwriter	Amount of Notes
Credit Suisse Securities (USA) LLC	$172,500,000

Morgan Stanley & Co. Incorporated	$150,000,000

Banc of America Securities LLC	$120,000,000

Citigroup Global Markets Inc.	$120,000,000

Deutsche Bank Securities Inc.	$60,000,000

HSBC Securities (USA) Inc.	$60,000,000

J.P. Morgan Securities Inc.	$60,000,000

The Williams Capital Group, L.P.	$7,500,000

Total	$750,000,000

A-1

EXHIBIT A
Underwriting Agreement dated January 14, 2009

Exhibit A
Dated: January 14, 2009
BOTTLING GROUP, LLC
Debt Securities
UNDERWRITING AGREEMENT
          Bottling Group, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 1(a) (the “Registered Securities”). The Registered Securities will be issued under an indenture (the “Indenture”), entered into between the Company and The Bank of New York Mellon, as successor trustee (the “Trustee”) to JPMorgan Chase Bank, N.A., in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.
          The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”. The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 2 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 1(b), 6(c) and 7 and the second sentence of Section 2), shall mean the Underwriters.
     1. Representations and Warranties of the Company.
          The Company, as of the date of each Terms Agreement referred to in Section 2, represents and warrants to, and agrees with, each Underwriter that:
     (a) A registration statement (No. 333-132716), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto as of or prior to such time, any document then incorporated by reference therein and any information in a prospectus or prospectus supplement (including a preliminary prospectus supplement or final prospectus supplement) deemed or retroactively deemed to be a part thereof at such time pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933, as amended (the “Act”), in each case that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “Effective Date” of the Registration Statement relating to the Offered Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration

Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     “Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus and prospectus supplement (including a preliminary prospectus supplement and final prospectus supplement) deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus or a prospectus supplement (including a preliminary prospectus supplement and final prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Terms Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being specified in an exhibit to the Terms Agreement. “Applicable Time” means the time and date so stated in the Terms Agreement referred to in Section 2.
     (b) At the time the Registration Statement initially became effective, as of its most recent effective date determined pursuant to Rule 430B and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission (the “Rules and Regulations”). The Registration Statement, as of its most recent effective date determined pursuant to Rule 430B and on the Effective Date relating to the Offered Securities, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding two sentences do not apply to any Statement of Eligibility and Qualification (Form T-1) of any Trustee under the Trust Indenture Act, or statements in or omissions from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

     (c) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, and any documents listed or disclosed in a schedule attached to the Terms Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Limited Use Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (d) On the date of the Prospectus and on the Closing Date (as defined in Section 2), the Prospectus conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to the statements in or omissions from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, as of the respective dates of their filing with the Commission, conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rules and Regulations.
     (f) (i)  (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well known seasoned issuer” as defined in Rule 405 (“Rule 405”) under the Act.
     (ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective no more than three years prior to the date of the Terms Agreement.

     (iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) (“Rule 401(g)(2)”) under the Act objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2), the Company will (i) promptly notify the Lead Underwriter (as defined in Section 2), (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Lead Underwriter, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Lead Underwriter of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (iv) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (g) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (h) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Lead Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Lead Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

     (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings or financial condition of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”).
     (j) As of December 31, 2008, the Company had no “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) other than The Pepsi Bottling Group Mexico SRL.
     (k) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.
     (l) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, valid execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors’ rights generally, by general principles of equity or by the discretion of any court before which any proceeding therefor may be brought.
     (m) The Offered Securities have been duly authorized by the Company and, when issued, executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Underwriters in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors’ rights generally, by general principles of equity or by the discretion of any court before which any proceeding therefor may be brought.
     (n) The Offered Securities and the Indenture conform in all material respects to the description thereof contained in the Prospectus and the General Disclosure Package.

     (o) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities in connection with the issuance and sale of the Offered Securities by the Company except such as may be required by the Act and the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities by the Underwriters.
     (p) The Company is not (i) in violation of its certificate of formation or limited liability company agreement or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject (collectively, the “Agreements and Instruments”), except, in the case of clause (ii), for such defaults that would not result in a Company Material Adverse Effect; and the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Company Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the certificate of formation or limited liability company agreement of the Company or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except, in the case of clause (B), for such violations that would not result in a Company Material Adverse Effect). As used in this paragraph, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (q) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Company Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Company Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a

Company Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, singly or in the aggregate, the resolution of which could reasonably be expected to result in a Company Material Adverse Effect.
     (r) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably be expected to result in a Company Material Adverse Effect.
     (s) The Company owns, possesses or holds under valid license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and the Company has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and the resolution of such infringement or conflict could reasonably be expected to result in, or the invalidity or inadequacy, singly or in the aggregate, would result in, a Company Material Adverse Effect.
     (t) Except as described or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, and there is no statute or regulation, and no agreement, instrument or other document to which, in any case, the Company is a party, or by which, in any case, any of the properties of the Company is bound, that is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, or which is reasonably expected to result in a Company Material Adverse Effect, or which is reasonably expected to materially and adversely affect the consummation of the transactions contemplated in the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Company Material Adverse Effect.
     (u) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, together with the related schedules and notes thereto, present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods indicated. The consolidated balance sheets and consolidated statements of operations, changes in owners’ equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules for such financial statements, if any, included in the Registration Statement, the Prospectus and General Disclosure Package present fairly in accordance with GAAP the information required to be stated therein. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the selected historical financial data and the summary historical financial data of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package.
     (v) Deloitte & Touche, LLP, who have expressed their opinion with respect to the Company’s audited consolidated financial statements and schedule as of December 29, 2007 and as of December 30, 2006, and for each of the fiscal years in the three-year period ended December 29, 2007, was, at the time such opinion was issued, an independent registered public accounting firm within the meaning of Regulation S-X under the Act and the Exchange Act.
     (w) There has not been any Company Material Adverse Effect since the date of the latest annual or quarterly financial statements included in the General Disclosure Package, otherwise than as set forth or contemplated in the General Disclosure Package.
     (x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.
     (y) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or its subsidiaries or any agent or representative of the Company or its subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any foreign political party or party official thereof or candidate for foreign political office), or immediate family member of any of the foregoing, to obtain or retain business or secure an improper advantage; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted and will conduct their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance with the FCPA and with the representation and warranty contained herein.
     (aa) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (bb) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Company Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); and (ii) the Company represents and covenants that the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
        2. Purchase and Offering of Offered Securities.
          The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the “Terms Agreement”) at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the

Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time and date not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.
          The Offered Securities delivered to the Underwriters on the Closing Date will be in a form reasonably acceptable to the Lead Underwriter.
     3. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy (which may be a conformed copy delivered electronically) of the Registration Statement, including all exhibits, in the form it first became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:
     (a) The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the Terms Agreement. The Company has complied and will comply with Rule 433.
     (b) For so long as Offered Securities remain unsold by the Underwriters, the Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will afford the Lead Underwriter a reasonable opportunity for review and comment, which shall in any case not be longer than three business days, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object (unless in the judgment of counsel, the Company is required to file the same (without the need for reliance on Rule 12b-25 under the Exchange Act)), and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, provided, however, that the Company shall not bear the expense of the preparation and filing of such amendment or supplement after nine months of the date of the applicable Terms Agreement. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
     (d) The Company will furnish to the Representatives, upon request, copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request. The Company will pay the expenses of printing and distributing to the Representatives all such documents.
     (e) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Offered Securities. The Company shall not be required to qualify to do business in any such jurisdiction where it is not presently so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (f) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement covering a period of at least 12 months beginning of the date of such Terms Agreement (which need not be audited) that satisfies the provisions of Section 11(a) of the Act.
     (g) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date.

     (h) The Company will take such steps as shall be necessary to ensure that it will not be or become an “investment company” as defined in the Investment Company Act of 1940.
     (i) In connection with the offering, until the Representatives shall have notified the Company and the other Underwriters of the completion of the distribution of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
          The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     4. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Lead Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Lead Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 164 under the Act and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) If so indicated in the Terms Agreement, the Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

     5. Payment of Expenses. In addition to the payment of the expenses contemplated by Section 3(c) and Section 3(d), the Company will pay all expenses incidental to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) the fees and expenses of the Company’s accountants and professional advisors; (iii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities; (iv) all expenses in connection with the preparation, printing and delivery of the Registration Statement, the Terms Agreement (including the provisions of this Agreement), the Indenture, the Prospectus and the General Disclosure Package and any other document relating to the issuance, offer, sale and delivery of the Offered Securities (it being understood that, except as otherwise provided in Section 9, the Company shall not pay any such fees or expenses incurred by counsel to the Underwriters in connection with any such offering of Offered Securities); (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such states of the United States as the Representatives designate and the printing of memoranda relating thereto; (vi) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, if any, the review and approval by the Financial Industry Regulatory Authority (the “FINRA”) of the Underwriters’ participation in the offering and distribution of the Offered Securities; and (vii) any fees charged by investment rating agencies for the rating of the Offered Securities.
     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter in customary form, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
     (i) in their opinion the consolidated financial statements and financial statement schedules of the Company and its subsidiaries audited by them and included in the Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
     (ii) they have performed the procedures specified by the Public Company Accounting Oversight Board (“PCAOB”) for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on any unaudited financial statements included in the Prospectus and the General Disclosure Package;

     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim consolidated financial statements of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited condensed consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, the Prospectus or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Quarterly Reports on Form 10-Q and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;
     (B) at the date of the latest available consolidated balance sheet of the Company and its subsidiaries read by such accountants there was any change in the owners’ net investment or any increase in long-term debt, any decrease in net current assets or any decrease in total owners’ equity, as compared with amounts shown on the latest consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package;
     (C) for the period from the closing date of the latest consolidated statement of operations of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package to the closing date of the latest available consolidated statement of operations of the Company and its subsidiaries read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenues, operating income, income before income taxes or net income;
     (D) at December 27, 2008, the Company’s fiscal year-end, there was any increase in long-term debt as compared with amounts shown on the latest consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package;
     (E) for the period from the closing date of the latest consolidated statement of operations of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package to December 27, 2008, the Company’s fiscal fourth quarter, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenues; or

     (F) at a specified date not more than three business days prior to the date of such letter there was any increase in long-term debt as compared with amounts shown on the latest consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement, the Prospectus and the General Disclosure Package;
except in all cases set forth in clauses (B), (C), (D), (E) and (F) above for changes, increases or decreases which the Registration Statement, the Prospectus and the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information of the Company and its subsidiaries contained in the Registration Statement, the Prospectus, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records of the Company and its subsidiaries and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All financial statements and schedules included in material incorporated by reference into the Registration Statement, the Prospectus or the General Disclosure Package shall be deemed included in the Prospectus or the General Disclosure Package for purposes of this subsection.
     (b) Each of the Statutory Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 3(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.
     (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, if any, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by Moody’s Investors Service (“Moody’s”) or Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies (“S&P”), or any public announcement that Moody’s or S&P has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, if any, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, if any, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.
     (d) The Representatives shall have received from Cravath, Swaine & Moore LLP, special counsel to the Company, such opinions or letters, dated the Closing Date, with respect to such matters as the Representatives may reasonably require.
     (e) The Representatives shall have received an opinion, dated the Closing Date, of David Yawman, Managing Director-Delegatee of the Company and Vice President, Associate General Counsel and Assistant Secretary of The Pepsi Bottling Group, Inc., substantially to the effect that:
     (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Company Material Adverse Effect.

     (ii) All of the issued limited liability company membership interests of the Company have been duly and validly authorized and issued and are owned directly or indirectly by PepsiCo, Inc. and The Pepsi Bottling Group, Inc., and, to the best of such counsel’s knowledge, free and clear of all liens, encumbrances, equities, or claims.
     (iii) The Company is not (A) in violation of its certificate of formation or limited liability company agreement or (B) in default in the performance or observance of any agreement and instrument, except, in the case of clause (B), for such defaults that would not result in a Company Material Adverse Effect.
     (iv) The execution and delivery of and performance by the Company of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and will not contravene any provision of the certificate of formation or limited liability company agreement of the Company or of any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument binding upon the Company that is material to the Company and its subsidiaries taken as a whole, or, to such counsel’s knowledge after due inquiry, of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.
     (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities in connection with the issuance and sale of the Offered Securities by the Company, except as required under the Act, the Trust Indenture Act, applicable state securities or Blue Sky laws or from the FINRA.
     (vi) There is no legal or governmental proceeding pending or threatened, or to such counsel’s knowledge after due inquiry, contemplated, no statute or regulation, and no agreement, instrument or other document to which, in any case, the Company is a party, or by which, in any case, any of the properties of the Company is bound, that is required to be described in the Registration Statement, the Prospectus or the General Disclosure Package that is not so described as required.
     (f) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinions or letters, dated the Closing Date, with respect to the validity of the Offered Securities, the Registration Statement, the Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Representatives shall have received a certificate, dated the Closing Date, of a Managing Director or Managing Director-Delegatee of the Company stating that:
     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Closing Date, and the Company has complied in all material respects with all its agreements contained herein;
     (ii) To the best of his or her knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission under the Act; and
     (iii) To the best of his or her knowledge, there has not been any Company Material Adverse Effect, except as described in the Prospectus and the General Disclosure Package.
     (h) The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection (h).
          The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.
     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its managing directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Sections 7(b) and (d), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fee and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each managing director and director of the Company, to each officer of the Company who has signed the Registration Statement, to their affiliates, and to each person, if any, who controls the Company within the meaning of the Act.
     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its managing directors or officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or managing directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company shall not be responsible for the expenses of the Underwriters.
     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address specified in the Terms Agreement, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at c/o The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589-2212, Attention: Treasurer, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, Attention: William Fogg, Esq. and Craig Arcella, Esq.
     11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.
     12. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.
     13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement incorporated by reference therein), irrespective of whether the Underwriters have advised or is advising the Company on other matters;
     (b) the price of the Offered Securities set forth in the Terms Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;

     (c) the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     15. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     16. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

EXHIBIT B
General Use Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-132716
Pricing Term Sheet
January 14, 2009
BOTTLING GROUP, LLC
5.125% Senior Notes Due 2019

Issuer:	Bottling Group, LLC.

Security:	5.125% Senior Notes Due 2019

Size:	$750,000,000

Maturity:	January 15, 2019

Coupon (Interest Rate):	5.125%

Yield to Maturity:	5.203%

Spread to Benchmark Treasury:	T + 300 basis points

Benchmark Treasury:	3.750% due November 2018

Benchmark Treasury Yield:	2.203%

Interest Payment Dates:	January and July of each year, beginning on July 15, 2009

Optional Redemption:	Make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at Treasury rate plus 45 basis points.

Price to Public:	99.399% plus accrued interest, if any, from January 20, 2009.

Settlement Date:	January 20, 2009

CUSIP Number:	10138M AK1

Joint Bookrunners:	Credit Suisse Securities (USA) LLC Morgan Stanley & Co. Incorporated Banc of America Securities LLC Citigroup Global Markets Inc.

Co-managers:	Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities Inc. The Williams Capital Group, L.P.
The Issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the Offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the Offering will arrange to send you the prospectus if you request it by calling (1) Credit Suisse Securities (USA) LLC toll-free 1-800-221-1037, (2) Morgan Stanley & Co. Incorporated toll-free 1-866-718-1649, (3) Banc of America Securities LLC toll-free 1-800-294-1322 or (4) Citigroup Global Markets Inc. toll-free 1-877-858-5407. Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Ex. B-1